Exhibit 99(9)
SUBSCRIPTION AGENT AGREEMENT
     This Subscription Agent Agreement (the “Agreement”) is made and entered into as of September 18, 2008 by and among CanArgo Energy Corporation (the “ Company”), Computershare, Inc., a Delaware corporation and its fully owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Agent” or individually “Computershare” and the “Trust Company”, respectively) , with reference to the following:
     A. The Company has filed on May 2, 2008 with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively the “1933 Act”), a Registration Statement on Form S-3, File No.333-150625 (in the form in which it first becomes effective under the 1933 Act, and as it may thereafter be amended, the “Registration Statement”), relating to the proposed issuance and distribution by the Company of certificates or other evidences of transferable subscription rights (the “Rights”) in the form designated by the Company (individually a “Subscription Rights Certificate” and collectively, “Subscription Rights Certificates”) to holders of record (“Record Date Holders”) of shares of common stock, $0.10 par value per share, of the Company (the “Common Stock”) as of the close of business on •, 2008 (the “Record Date”), at a rate of one Right for each share of Common Stock held on the Record Date, and the proposed sale of up to • newly-issued shares (the “Underlying Shares”) of Common Stock upon the exercise of Rights (collectively, the “Offering”).
     B. Holders of Rights will be entitled to subscribe to purchase one Underlying Share for each Right (the “Basic Subscription Privilege”) at a per share price of $0.10 per share (the “Subscription Price”), which price will be set forth in the prospectus which forms a part of the Registration Statement (in the form in which the Registration Statement first becomes effective, and as thereafter amended or supplemented, the “Prospectus”), a final copy of which has been or, upon availability will promptly be, delivered to the Agent. All terms not defined herein shall have the meaning given in the Prospectus.
     C. The Company wishes the Agent to perform certain acts on behalf of the Company, and the Agent is willing so to act, in connection with the distribution, issuance and exercise of the Rights, all upon the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

1. Appointment. The Company hereby appoints the Agent to act as subscription agent in connection with the distribution of Subscription Rights Certificates and the issuance and exercise, sale, subdivision and transfer of the Rights in accordance with the terms set forth in this Agreement and the Agent hereby accepts such appointment and shall take such actions as may be necessary to effectuate the terms of this Agreement. The Company has appointed Glitnir Securities AS (“Glitnir”) as a co-subscription agent and may from time to time appoint such additional co-subscription agents as it may deem necessary or desirable.
2. Distribution of Rights; Form and Execution of Subscription Rights Certificates.
          A. The Company has authorized the distribution of the Rights and, following the effectiveness of the Registration Statement and the Record Date, will issue such Rights to Record Date Holders as contemplated by the Registration Statement and the Prospectus. Each Subscription Rights Certificate shall be irrevocable, transferable and shall evidence the Rights of the holders of record thereof (each of whom shall be deemed a “Rights Holder”) to purchase Common Stock upon the terms and conditions therein and herein set forth. The Company will promptly notify the Agent upon the effectiveness of the Registration Statement. Upon the written advice of the Company, signed by any of its duly authorized officers, as to the Record Date, the Agent shall, from a list of Record Date Holders to be prepared by the Agent in its capacity as Transfer Agent of the Company, prepare and record Subscription Rights Certificates in the names of the Record Date Holders, setting forth the number of Rights to subscribe for the Company’s Common Stock calculated on the basis of one Right for one share of Common Stock recorded on the books in the name of each such Record Date Holder as of the Record Date. The number of Rights that are issued to Record Date Holders will be rounded down, by the Agent, to the nearest number of full Rights as fractional Rights will not be issued. Upon the written advice, signed as aforesaid, as to the effective date of the Registration Statement, the Agent shall promptly countersign and deliver the Subscription Rights Certificates, together with a copy of the Prospectus, the Instructions As to Use of Subscription Rights Certificates (the “Instructions”) and any other document as the Company deems necessary or appropriate, to all Record Date Holders with record addresses in the United States (including its territories and possessions and the District of Columbia). Delivery shall be by first class mail (without registration or insurance), except for those Record Date Holders having a registered address outside the United States and to those Shareholders having APO or FPO addresses (“Foreign Record Date Rights Holders”), in either case who will only receive copies of the Prospectus, Instructions, a special notice and other documents as the Company deems necessary or appropriate, if any, but not Subscription Rights Certificates. The Rights to which such Subscription Rights Certificates relate will be held by the Agent for such Foreign Record Date Rights Holders’ accounts until instructions are received to exercise, sell or transfer the Rights and evidence is furnished satisfactory to the Company, such as a legal opinion from local counsel, that it is lawful for such Foreign Record Date Rights Holders to receive and exercise their Rights under applicable law. No Subscription Rights Certificate shall be valid for any purpose unless so executed. The Subscription Rights Certificates and the Instructions will be substantially in the forms attached hereto as Exhibits A and B, respectively.
          B. The Subscription Rights Certificates will be executed on behalf of the Company by its President and Chief Executive Officer or Chairman of the Board and by its Secretary or an Assistant Secretary by facsimile signature. Any Subscription Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of execution of such facsimile signature, is a proper officer of the Company to sign such Subscription Rights Certificate, even if at the date of the execution of this Agreement or the date of actual issuance of such certificate such person is not such an officer. No Subscription Rights Certificate shall be valid for any purpose unless so executed.
          C. The Agent shall, in its capacity as Transfer Agent of the Company, will keep or cause to be kept, at its principal offices in the State of Colorado, books for registration and transfer of the Rights issued hereunder. Such books will show the names and addresses of the respective Rights Holders and the number of Rights evidenced by each outstanding Subscription Rights Certificate for purposes of determining the rights of holders of Subscription Rights Certificates and Agent shall liaise with Glitnir and any other co-subscription agent appointed to act as subscription agent for Foreign Record Date Rights Holders in order to record the issuance to and transfer of Rights and Subscription Rights Certificates by such Foreign Record Date Rights Holders.

3.	Division, Combination And Exchange of Subscription Right Certificates; Mutilated, Destroyed, Lost or Stolen Subscription Rights Certificates; Fractional Shares.
          A. Subject to the provisions of Sections 2 A. and 3 D. hereof, any Subscription Rights Certificate, or any two or more Subscription Rights Certificates, may be divided, combined or exchanged for any number of Subscription Rights Certificates or for a single Subscription Rights Certificate of different denominations; provided, however, that the aggregate number of Rights evidenced by the Subscription Rights Certificate or Certificates so issued does not exceed the aggregate number of Rights evidenced by the Subscription Rights Certificate or Certificates surrendered in exchange therefor. Notwithstanding the foregoing, a registered broker-dealer, commercial bank or trust company, securities depository or participant therein, or nominee therefor (each, a “Qualified Financial Institution”) holding shares of Common Stock on the Record Date for more than one beneficial owner may, upon delivery of a duly completed and executed certification substantially in the form attached hereto as Exhibit C to the Agent on or before 5:00 P.M. local U.S. Eastern time on October 24, 2008 (the “Expiration Time”), exchange its Subscription Rights Certificate to obtain a Subscription Rights Certificate for the number of Rights to which all such beneficial owners in the aggregate would have been entitled had each been a Record Date Holder. The Agent will, upon request, promptly deliver to each person making a request therefor a form of the certification referred to in the preceding sentence. No Subscription Rights Certificates evidencing fractional Rights will be issued upon division, combination or exchange of other Subscription Rights Certificates, and any instructions to divide, combine or exchange Subscription Rights Certificates that would result in the issuance of Subscription Rights Certificates evidencing fractional Rights are to be rejected.
          B. Any Rights Holder desiring to divide, combine or exchange any Subscription Rights Certificate or Certificates must make such requests in writing to the Agent and surrender the Subscription Rights Certificate or Certificates to be divided, combined or exchanged to the Agent. Thereupon the Agent will deliver to the person entitled thereto a Subscription Rights Certificate or Certificates, as the case may be, as so requested. In all cases of transfer by an attorney-in-fact, the original power of attorney, duly approved, or a copy thereof, duly certified, must be deposited and remain with the Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority satisfactory to the Agent must be produced and may be required to be deposited and to remain with the Agent in its discretion. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any division, combination or exchange of Subscription Rights Certificates.
          C. Upon receipt by the Company and the Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Subscription Rights Certificate, and, in case of loss, theft or destruction, of indemnity and/or security satisfactory to them, in their sole discretion, and reimbursement to the Company and the Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Subscription Rights Certificate, if mutilated, the Agent will make and deliver a new Subscription Rights Certificate of like tenor to the registered Rights Holder in lieu of the Subscription Rights Certificate so lost, stolen, destroyed or mutilated. If required by the Company or the Agent, an indemnity bond must be sufficient in the judgment of each party to protect the Company, the Agent or any agent thereof from any loss which any of them may suffer if a lost, stolen, destroyed or mutilated Subscription Rights Certificate is replaced.
          D. No fractional Rights or cash in lieu thereof will be issued or paid. The number of Rights distributed to each Record Date Holder or beneficial owner holding through a Qualified Financial Institution that complies with the procedures set forth in Section 3 A. above will be rounded down to the next whole number. All questions as to the validity and eligibility of any rounding of fractional Rights (including, without limitation, in connection with the surrender by a Qualified Financial Institution of a Subscription Rights Certificate, as set forth in Section 3 A. hereof) will be determined by the Company in its sole discretion, and its determination will be final and binding.
4. Subsequent Issue Of Subscription Right Certificates. Subsequent to the original issuance of the Subscription Rights Certificates, no Subscription Rights Certificates will be issued except as provided herein.
5. Exercise.
          A. Subject to the provisions of Section 5 H. below, a Rights Holder may exercise Rights held by such Rights Holder by properly completing, signing and delivering the Subscription Rights Certificate representing such Rights, with any required signature guarantees, together with payment in full of the Subscription Price for the aggregate number of Underlying Shares subscribed for pursuant to such Rights Holder’s exercise of the Basic Subscription Privilege. Subject to the provisions of Section 5 H. below, a Rights Holder may also exercise Basic Subscription Privileges by complying with the procedures described in Section 5 F, below, with respect to DTC Exercised Rights (as hereinafter defined). Except as provided in Sections 5 D. and 5 F., below, and subject to Section 6, below, Subscription Rights Certificates and payment of the Subscription Price must be received by the Agent before the Expiration Time, and a Right will not be deemed exercised until the Agent receives both payment of the Subscription Price and a duly executed Subscription Rights Certificate (or until the Guaranteed Delivery Procedures set forth in Section 5 D., below, or the procedures with respect to DTC Exercised Rights set forth in Section 5 F., below, have been complied with). Once a Rights Holder has exercised a Right, such exercise may not be revoked. The Rights will expire at the Expiration Time. The Company may notify the Subscription Agent either orally or in writing of any extension of the Expiration Time. If the Company gives an oral notice of an extension, it will confirm such extension in writing.
          B. Unless a Subscription Rights Certificate (i) provides that the Underlying Shares to be issued pursuant to the exercise of Rights represented thereby are to be registered in the name of and delivered to the registered holder of such Subscription Rights Certificate, or (ii) is submitted for the account of a member firm of a Signature Guarantee Medallion Program (each, an “Eligible Institution”), signatures on such Subscription Rights Certificate must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15(a)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).
          C. The Subscription Price will be payable in United States dollars (i) by check, certified check or bank draft drawn upon a United States bank, or postal, telegraphic or express money order, payable to the order of the Agent, or (ii) by wire transfer of funds to the account of the Agent, as agent for the Company maintained for such purpose at the Harris Trust and Savings Bank, Chicago, IL, ABA #: 071 000 288; For further credit to account number: 2254050; Name on Account: Computershare / CanArgo Energy Corporation Rights Offering; Reference: CanArgo Energy Corporation/ Account Name; credit to (Subscriber’s name, for further credit to CanArgo Energy Corporation Rights Offering). The Subscription Price will be deemed to have been received by the Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Agent of any certified check or bank draft drawn upon a United States bank, or any postal, telegraphic or express money order, or (ii) receipt of collected funds in the Agent’s account designated above, in payment of the Subscription Price.
          D. If a Rights Holder (other than a Foreign Record Date Rights Holder for whom the following procedures will not be available) wishes to exercise Rights, but time will not permit such Rights Holder to cause the Subscription Rights Certificate or Certificates evidencing such Rights to reach the Agent at or prior to the Expiration Time, such Rights may nevertheless be exercised if all of the following conditions (the “Guaranteed Delivery Procedures”) are met:
               (i) Such Rights Holder has caused payment in full of the Subscription Price for the aggregate number of Underlying Shares subscribed for pursuant to such Rights Holder’s exercise of the Basic Subscription Privilege to be received as set forth in Section 5 C. above, by the Agent at or before the Expiration Time;
               (ii) The Agent receives, at or prior to the Expiration Time, a guarantee notice (a “Notice of Guaranteed Delivery”), substantially in the form of Exhibit D attached hereto, from an Eligible Institution, stating the name of the exercising Rights Holder, the number of Rights represented by the Subscription Rights Certificate or Certificates held by such exercising Rights Holder, the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege, and guaranteeing the delivery to the Subscription Agent of the Subscription Rights Certificate or Certificates evidencing such Rights within three (3) consecutive days on which there is the trading of securities on The American Stock Exchange (“AMEX Trading Days”) following the date of the Notice of Guaranteed Delivery; and

               (iii) The properly completed Subscription Rights Certificate or Certificates evidencing the Rights being exercised, with any required signatures guarantee, are received by the Agent within three (3) AMEX Trading Days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Agent in the same manner as Subscription Rights Certificates, or may be transmitted to the Agent by telegram or facsimile transmission (telecopy no. (303) 262-0609).
          E. If a Subscription Rights Certificate does not indicate the number of Underlying Shares subscribed for or if the Subscription Price payment forwarded to the Agent is insufficient to purchase the number of Underlying Shares subscribed for, the Rights Holder will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Underlying Shares that may be subscribed for based on the Subscription Price delivered to the Agent and, to the extent that the payment delivered by such Rights Holder exceeds the aggregate Subscription Price with respect to the Basic Subscription Privilege, the Rights Holder will be refunded the amount of the overpayment without interest.
          F. Rights may be transferred, and the exercise of the Basic Subscription Privilege may be effected, through the facilities of The Depository Trust Company (Rights so exercised are referred to as “DTC Exercised Rights”).
          G. The Agent will pay to, credit to the account of, or otherwise transfer to the Company all funds received by the Agent in payment of the Subscription Price for Underlying Shares subscribed for pursuant to the Basic Subscription Privilege as soon as practicable following the Expiration Time. Pending such payment, all such funds shall be handled and transmitted in accordance with the provisions of Rule 15c2-4 under the Exchange Act.
          H. The Company may notify the Agent either orally or in writing that (1) it will not issue shares of Common Stock to any Rights Holder who is required, in the Company’s sole judgment and discretion, to obtain prior clearance, approval or nondisapproval from any foreign or domestic state or federal bank regulatory authority to own or control such shares unless, prior to the Expiration Time, evidence of such clearance, approval or nondisapproval has been provided to the Company; or (2) it will limit the number of shares issuable to any Rights Holder if, as a result of exercises of Rights, in the aggregate or to any Rights Holder, there exists a risk, in the Company’s sole judgment and discretion, that certain tax benefits will be subject to limitation under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) or there exists a risk of any other adverse tax consequence to the Company.
6. Validity of Subscriptions. All questions as to the validity, form, eligibility (including time of receipt and record ownership) and acceptance of any exercise of Rights will be determined by the Company, in its sole discretion, and Company reserves the right to reject any exercise if such exercise is not in accordance with the terms of the Offering or is not in proper form, or if the acceptance thereof or the issuance of Underlying Shares pursuant thereto could be deemed unlawful. The Company also reserves the right to waive any deficiency or irregularity (including, without limitation, any deficiency with respect to time of receipt of a Subscription Rights Certificate or the Subscription Price for all Underlying Shares subscribed for pursuant thereto) or to permit a defect or irregularity to be corrected within such time as it may determine.

Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Rights Certificates or incur any liability for failure to give such notification.
7. Delivery of Shares. The Agent will deliver certificates or Statement of Holding reflecting new shares of Company Common Stock in the Direct Registration System, representing those shares of Common Stock purchased pursuant to exercise of the Basic Subscription Privilege as soon as practicable after the corresponding Rights have been validly exercised and full payment for such shares has been received and cleared. Unless the Subscription Rights Certificate provides otherwise, certificates for Underlying Shares purchased pursuant to the exercise of Rights will be registered in the name of the Rights Holder exercising such Rights. Any refund, without interest, of the Subscription Price for Underlying Shares subscribed for but not sold will be mailed or delivered by the Subscription Agent to the Rights Holder to whom such refund is due as soon as practicable after the Expiration Time.
8. Transfer of Rights.
          A. Any Rights Holder may transfer (i) all of the Rights evidenced by a Subscription Rights Certificate by properly endorsing the Subscription Rights Certificate for transfer in accordance with the Instructions or (ii) some of the Rights evidenced by a Subscription Rights Certificate (but not fractional Rights) by delivering to the Agent such Subscription Rights Certificate properly endorsed for transfer, with instructions to register the Rights to be transferred in the name of the transferee and to issue a new Subscription Rights Certificate to the transferee evidencing such transferred Rights. The Agent will issue a new Subscription Rights Certificate evidencing any Rights not so transferred to the Rights Holder or, if so instructed, to an additional transferee. For purposes of this Agreement, the term “properly endorsed for transfer” means that each and every signature of a registered Rights Holder or Rights Holders or assigns must be made or guaranteed by an Eligible Guarantor Institution.
          B. Upon delivery to the Agent of a Subscription Rights Certificate executed for sale by any Rights Holder, the Agent will endeavor to sell the number of such Rights the Rights Holder has elected to sell, as designated in Form 3 on the Subscription Rights Certificate, through the facilities of the AMEX. Subscription Rights Certificates so executed must be received by the Agent prior to the Expiration Time. If a Rights Holder makes such election with respect to fewer than all of the Rights evidenced by a Subscription Rights Certificate, the Agent will deliver to such Rights Holder a new Subscription Rights Certificate evidencing the Rights as to which such election was not so made. Promptly following the sale, the Agent will send such Rights Holder a check for the weighted average net sale price of any Rights sold, calculated as follows: the total proceeds realized by the Agent from all sales pursuant to this Section 8 B. on the day such Rights are sold, net of any applicable brokerage commissions, taxes and other expenses, divided by the total number of Rights sold by the Agent on that day, multiplied by the number of Rights sold for such Rights Holder. In connection therewith, the Agent agrees that it (i) is acting solely on behalf and for the benefit of such Rights Holders who wish to sell their Rights and not as agent, or on behalf, of the Company, (ii) will not accept any instruction from the Company with respect to the timing or manner of any such sales, (iii) will effect all such sales in accordance with applicable law and the rules and regulations of the AMEX and (iv) will not effect any such sales in a manner that would cause a material adverse change in the market for the Rights.
9. Offering Amendments. The Company reserves the right to extend the Expiration Time.
10. Reports. The Agent will notify the Company and its designated representatives by telephone each Business Day during the period commencing on October 6, 2008, and ending at the Expiration Time (and in the case of deliveries pursuant to the Guaranteed Delivery Procedure, the period ending three (3) AMEX Trading Days after the Expiration Time), which notice will thereafter be conformed in writing, of (i) the number of Rights exercised each day, (ii) the number of Underlying Shares subscribed for pursuant to the Basic Subscription Privilege each day and the number of such shares for which payment has been received, (iii) the number of Rights exercised pursuant to the Guaranteed Delivery Procedure each day, (iv) the number of Rights requested to be sold and actually sold by the Agent each day in accordance with Section 8 B., above, (vi) the number of Rights for which defective Subscription Rights Certificates have been received each day, (vii) the number of requests from Qualified Financial Institutions holding Rights on behalf of more than one beneficial holder to effect an exchange of a Subscription Rights Certificate or Certificates so as to obtain additional Rights to which such beneficial holders are entitled, and the increase in the number of Rights that would result from such exchange, and (viii) cumulative totals with respect to the information set forth in each of the clauses (i) through (vii) above. At or before 5:00 p.m., local U.S. Eastern time, on the first AMEX Trading Day following the Expiration Time, the Agent will certify in writing to the Company the cumulative totals through the Expiration Time with respect to the information set forth in clauses (i) through (iv) above. The Agent will also maintain and update a listing of Rights Holders who have fully or partially exercised their Rights and Rights Holders who have not exercised their Rights. The Agent will provide the Company and its designated representatives with the information compiled pursuant to this Section 10 and any Subscription Rights Certificates or other documents or data from which such information derived, as any of them may request. The Agent hereby represents and warrants that the information contained in each notification referred to in this Section 10 will be accurate in all material respects.
11. Compensation for Services. The Company agrees to pay to the Agent compensation for its services hereunder in accordance with its Fee Schedule to act as Agent attached hereto as Exhibit E. The Company further agrees that it will reimburse the Agent for its reasonable out-of-pocket expenses incurred in the performance of its duties as such.
12. Instructions, Indemnification and Limitation of Liability. The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:
          A. The Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, President and Chief Executive Officer, any Vice President (including any Senior or Executive Vice President), the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, or any other person designated by any of them, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer. Without limiting the generality of the foregoing or any other provision of this Agreement, the Agent, in connection with its duties hereunder, shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any instruction or direction from an officer of the Company which conforms to the applicable requirements of this Agreement and which the Agent reasonably believes to be genuine and shall not be liable for any delays, errors or loss of data occurring by reason of circumstances beyond the Agent’s control.
          B. The Company will indemnify the Agent and its nominees against, and hold it harmless from, all liability and expense which may arise out of or in connection with the services described in this Agreement or the instructions or directions furnished to the Agent relating to this Agreement by an appropriate officer of the Company, except for any liability or expense which shall arise out of the gross negligence, bad faith or willful misconduct of the Agent or such nominees.
          Promptly after the receipt by the Agent of notice of any demand or claim or the commencement of any action, suit, proceeding or investigation, the Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing. The Company shall be entitled to participate as its own expense in the defense of any such claim or proceeding, and, if it so elects at any time after receipt of such notice, it may assume the defense of any suit brought to enforce any such claim or of any other legal action or proceeding. For the purposes of this Section 12, the term “expense or loss” means any amount paid or payable to satisfy any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all reasonable costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit, proceeding or investigation.
          C. The Agent shall be responsible for and shall indemnify and hold the Company harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to Agent’s refusal or failure to comply with the terms of this Agreement, or which arise out of Agent’s gross negligence or willful misconduct or which arise out of the breach of any representation, warranty or agreement of Agent hereunder, for which Agent is not entitled to indemnification under this Agreement; provided, however, that Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) calendar months immediately preceding the event for which recovery from the Agent is being sought.
13. Changes in Subscription Rights Certificate. The Agent may, without the consent or concurrence of the Rights Holders in whose names Subscription Rights Certificates are registered, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in a Subscription Rights Certificate or related documentation that it shall have been advised by counsel (who may be counsel for the Company) is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provision of the Subscription Rights Certificate except insofar as any such change may confer additional rights upon the Rights Holders.
14. Assignment/Delegation.
          A. Except as provided in Section 14 B. below, neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by either party without the written consent of the other party.
          B. The Agent may, without further consent on the part of the Company, subcontract with other subcontractors for systems, processing, telephone and mailing services, and post-exchange activities, as may be required from time to time; provided, however, any such subcontracting shall be at Agent’ sole cost and expense if not previously authorized by the Company; and, provided, further that, the Agent shall be as fully responsible to the Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.
          C. Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Agent and the Company and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Agent and the Company.
15. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the law of the State of New York and shall inure to the benefit of and the obligations created hereby shall be binding upon the successors and permitted assigns of the parties hereto.
16. Third Party Beneficiaries. This Agreement does not constitute an agreement for a partnership or joint venture between the Agent and the Company. Neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.
17. Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, terrorist acts, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. Performance under this Agreement shall resume when the affected party or parties are able to perform substantially that party’s duties.
18. Consequential Damages. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.
19. Severability. If any provision of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.
21. Captions. The captions and descriptive headings herein are for the convenience of the parties only. They do not in any way modify, amplify, alter or give full notice of the provisions hereof.
22. Confidentiality. The Agent and the Company agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.
23. Term and Termination. This Agreement shall remain in effect until the earlier of (a) thirty (30) days after the Expiration Time; (b) it is terminated by either party upon a material breach of this Agreement which remains uncured for 30 days after written notice of such breach has been provided; or (c) 30 days’ written notice has been provided by either party to the other. Upon termination of the Agreement, the Agent shall retain all canceled Certificates and related documentation as required by applicable law.
24. Notices. Until further notice in writing by either party hereto to the other party, all written reports, notices and other communications between the Agent and the Company required or permitted hereunder shall be delivered or mailed by first class mail, postage prepaid, telecopy or overnight courier guaranteeing next day delivery, addressed as follows:
          If to the Company, to:

CanArgo Energy Corporation
P.O. Box 291, St Peter Port
Guernsey, GY1 3RR, British Isles
Attention: Chief Financial Officer
Telecopier Number: +44 011 1481 729 982
          If to the Agent, to:

Computershare Trust Company, N.A.
c/o Computershare, Inc.
350 Indiana Street, Suite 800
Golden, CO 80401
Attn: Reorganization Department
Telecopier Number: (303) 262-0609
25. Survival. The provisions of Paragraphs 12, 15, 17-19, 22, and 24-26 shall survive any termination, for any reason, of this Agreement.

26. Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the day and year first above written.

Computershare, Inc., and Computershare Trust Company, N.A. On Behalf of Both Entities
By:
Name:
Title:

CanArgo Energy Corporation
By:
Name:
Title:

EXHIBIT A
FORM OF CANARGO ENERGY CORPORATION SUBSCRIPTION RIGHTS CERTIFICATE
TO SUBSCRIBE FOR SHARES OF COMMON STOCK
THE RIGHTS REPRESENTED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE EXERCISABLE ON OR BEFORE 4:00 P.M., U.S EASTERN TIME (10:00 P.M. CET), ON OCTOBER 24, 2008, UNLESS EXTENDED BY THE COMPANY.
Pursuant to the rights offering (the “Rights Offering”) of CanArgo Energy Corporation, a Delaware corporation (the “Company”), each subscription right represented by this Subscription Rights Certificate (each a “Right”) entitles the holder hereof to subscribe for and purchase one (1) share of the Company’s common stock, par value $0.10 per share (“Common Stock”), at a subscription price of $0.10 per full share. All exercises of the Rights are irrevocable. Fractional shares of Common Stock will not be issued in the Rights Offering. Certificates representing shares of Common Stock purchased pursuant to the Rights Offering will be issued by Computershare, the U.S. Subscription Agent for the Rights Offering (the “U.S. Subscription Agent”), as soon as practicable following the expiration date of the Rights Offering.
For a more complete description of the terms and conditions of the Rights and the Rights Offering, please refer to the accompanying prospectus dated •, 2008 (the “Prospectus”), which is incorporated herein by reference and controls in the event that there is a conflict between this Subscription Rights Certificate and the Prospectus. Copies of the Prospectus are available upon request from the U.S. Subscription Agent (303) 262-0600 and banks and brokerage firms can call the U.S. Subscription Agent toll free at (800) 962-4284.
The Rights represented by this Subscription Rights Certificate are transferable and may be combined or divided (but only into whole Rights) at the office of the U.S. Subscription Agent. The U.S. Subscription Agent will only facilitate transfers of the Rights until 5:00 p.m., U.S. Eastern time, on October 21, 2008, three business days prior to the scheduled October 24, 2008 expiration date of the Rights Offering in the U.S. The holder of this Subscription Rights Certificate should be aware that if such holder chooses to exercise, assign, transfer or sell only part of the Rights, they may not receive a new Subscription Rights Certificate in sufficient time to exercise, assign, transfer or sell the remaining Rights evidenced hereby. -

Œ	Please complete the back if you would like to request special mailing.

SUBSCRIPTION RIGHTS CERTIFICATE NUMBER	CUSIP # 137225 116

NUMBER OF RIGHTS
Dated: October 6, 2008

Vincent McDonnell President/CEO	Jeffrey Wilkins CFO/Corp Secretary	Countersigned by: Computershare Trust Company, N.A.

     SUBSCRIPTION FOR SHARES: To subscribe for shares of Common Stock pursuant to your Rights, please complete boxes “A,” “B” and “C” and Section 1. If you want a new Subscription Rights Certificate evidencing any unexercised Rights delivered to you or to someone else, check box “E” below, and indicate the address to which the shares of Common Stock should be delivered in Section 1. Full payment for shares of Common Stock subscribed for pursuant to the Rights should be made payable to Computershare, the U.S. Subscription Agent, and accompanied by either a Notice of Guaranteed Delivery or this Subscription Rights Certificate. Please reference the Number of this Subscription Rights Certificate (set forth above) on your check, cashier’s check, bank draft, money order or Notice of Guaranteed Delivery.
     If you do not indicate the number of Rights being exercised, or do not forward full payment of the total Subscription Price payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Rights that may be exercised with the aggregate Subscription Price payment you delivered to the U.S. Subscription Agent. If you subscribe for fewer than all of the shares represented by the Subscription Rights Certificate and do not indicate in box “E” below that you want a new Subscription Rights Certificate evidencing any unexercised Rights delivered to you or to someone else, you will be deemed to have elected not to subscribe for the remaining shares represented by the Subscription Rights Certificate, after which the remaining shares shall be purchased by the Standby Underwriters (as described in the Prospectus).
     TRANSFER OF RIGHTS: If you want some or all of your unexercised Rights transferred to a designated transferee, or to a bank or broker to sell for you, check box “F” below and complete Section 2. If you do not indicate the number of Rights to be transferred, then you will be deemed to have requested the transfer of all of such Rights.
     SALE OF RIGHTS: If you want the U.S. Subscription Agent to sell all of your unexercised Rights, check box “D” below and complete Section 1.

Holder ID	Coy	Class	Rights Qty Issued	Rights Cert #
12345678	xxxx	Rights	xxx.xxxxxx	12345678

A.	Rights (1 Right = 1 share of Common Stock) I exercise		X	1	=
		(no. of Rights)		(ratio)		(no. of new shares)

B.	Therefore, I apply for (do not include fractional shares in “no. of new shares”):		X	$0.10	=$
		(no. of new shares)		(subscription price)		(amount enclosed)

C.	Amount Enclosed (from Box B) $
D.	☐ Sell unexercised Rights
E.	☐ Deliver a Subscription Rights Certificate representing unexercised Rights to the address in Section 1 below.
F.	☐ Transfer unexercised Rights to the Transferee designated in Section 2 below.
G.	☐ Issue shares of Common Stock received upon exercise of your Rights or any refund check in someone else’s name as provided in Section 3.

SECTION 1:
☐ TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Common Stock indicated in box “A” upon the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise any remedies available to it under law.
☐ TO SELL RIGHTS: I authorize the sale of all of the Rights by the U.S. Subscription Agent according to the procedures described in the Prospectus.
I hereby acknowledge receipt of the Prospectus, which is incorporated by reference herein.

Signature of Subscriber(s)	Signature of Subscriber(s)
Address for delivery of shares of Common Stock or Subscription Rights Certificates representing unexercised Rights (if permanent change of address, check here ☐)
Your telephone number:
Your email address:
IMPORTANT: Signature guarantee by an eligible guarantor institution (as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934), such as (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union is required if this Rights certificate provides that the shares of Common Stock subscribed for, or Subscription Rights Certificates representing unexercised Rights are not to be delivered to you as record holder of this Subscription Rights Certificate, unless you are an eligible guarantor institution:

Signature:
(name of bank or firm)

Guaranteed By:
(signature/title)
SECTION 2:
☐ TO TRANSFER RIGHTS: For value received, I authorize the transfer of the number of Rights indicated in box “F” to:

(Print full Name of Transferee)

(Print full Address of Transferee)

I hereby acknowledge receipt of the Prospectus, which is incorporated by reference herein.

(Signature of Transferor)

IMPORTANT: Unless the transferor is an eligible guarantor institution, the signature of the transferor must be guaranteed by an eligible guarantor institution (as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934), such as: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature:
(name of bank or firm)
Guaranteed By:
(signature/title)
SECTION 3:
Special Transfer Instructions
☐ If you want your shares of Common Stock received upon exercise of Rights or any refund check to be issued in another name, fill in this section with the information for the new account name.

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

(Tax Identification or Social Security Number
☐ If you want your shares of Common Stock received upon exercise of Rights or any refund check to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)
Signature Guarantee Medallion
If Special Transfer Instructions are selected, the signature of the Rights holder must be guaranteed by an eligible guarantor institution (unless you are an eligible guarantor institution).

(Title of Officer Signing this Guarantee)

(Name of Guarantor – Please Print)

(Address of Guarantor Firm)

PLEASE SEND THIS COMPLETED SUBSCRIPTION RIGHTS CERTIFICATE (OR NOTICE OF
GUARANTEED DELIVERY) AND PAYMENT BY MAIL, BY HAND OR BY OVERNIGHT COURIER TO:
U.S. Subscription Agent:
Computershare
250 Royall Street
Canton, MA 02021
THIS RIGHTS OFFERING IN THE UNITED STATES EXPIRES AT 4:00 P.M., U.S. EASTERN TIME, ON OCTOBER 24, 2008, UNLESS EXTENDED, AND THIS SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.

EXHIBIT B
CanArgo Energy Corporation
FORM OF INSTRUCTIONS AS TO USE OF CANARGO ENERGY CORPORATION
SUBSCRIPTION RIGHTS CERTIFICATES
PLEASE CONSULT COMPUTERSHARE (“U.S. SUBSCRIPTION AGENT”) OR
YOUR BANK, BROKER OR OTHER NOMINEE AS TO ANY QUESTIONS.
     The following instructions relate to the rights offering (the “Rights Offering”) by CanArgo Energy Corporation, a Delaware corporation (the “Company”), to U.S. holders of its common stock, par value $0.10 per share (“Common Stock”), as described in the Company’s accompanying prospectus, dated October 2, 2008 (the “Prospectus”). In the event that there is a conflict between these instructions and the Prospectus, the Prospectus controls. The Company’s stockholders of record at the close of business on October 2, 2008 (the “Record Date”), are receiving one transferable subscription right (“Right”) for each share of Common Stock held by them at the Record Date. Each Right will entitle the holder to purchase one (1) new share of Common Stock at $0.10 per full share (the “Subscription Price”). In the Rights Offering, the Company is offering an aggregate of approximately 242,107,390 shares of Common Stock.
     Eight separate private investors (collectively, the “Standby Underwriters”) have severally agreed to purchase the unsubscribed for shares in the Rights Offering. As such, the Standby Underwriters collectively will purchase the shares not purchased through the exercise of the Rights, as further described in the Prospectus.
     No fractional shares of Common Stock will be issued upon exercise of the Rights and no cash in lieu thereof will be paid. Instead, fractional shares of Common Stock will be rounded down to the nearest whole share. Nominee holders of Common Stock that hold, on the Record Date, shares for the account of more than one beneficial owner may exercise the number of Rights to which all such beneficial owners in the aggregate would otherwise have been entitled if they had been direct record holders of Common Stock on the Record Date, provided such nominee holder provides an appropriate “Nominee Holder Certification Form” to the U.S. Subscription Agent with respect to each exercise.
     The Rights will expire in the United States at 4:00 p.m., U. S. Eastern time, on October 24, 2008, unless extended by the Company as described in the Prospectus (the “U.S. Expiration Time”). The Rights will expire in Norway at 5:30 p.m. Central European Time (CET), on October 14, 2008, unless extended by the Company as described in this Prospectus (the “Norwegian Expiration Time”). It is anticipated that the Rights will be traded on the American Stock Exchange under the symbol “CNR.RT” (CNR.RT.WI until the first business day after the distribution date) and on the Oslo Stock Exchange under the symbol “CNR T” beginning on October 6 , 2008, following the commencement of the Rights Offering, until 5:00 p.m., U. S. Eastern time, on October 23, 2008, the last business day prior to the scheduled U.S. Expiration Time and 5:30 p.m. CET on October 14, 2008, the scheduled Norwegian Expiration Time. The Company cannot assure you that a trading market for the Rights will develop.
     The number of Rights to which a U.S. holder is entitled is printed on the face of that holder’s Subscription Rights Certificate representing such Rights (each, a “Subscription Rights Certificate”). You should indicate your wishes with regard to the exercise, assignment, transfer or sale of your Rights by completing the Subscription Rights Certificate and returning it to the U.S. Subscription Agent in the envelope provided. The U.S. Subscription Agent for the Rights Offering is Computershare (“Computershare”).
     YOUR SUBSCRIPTION RIGHTS CERTIFICATE MUST BE RECEIVED BY THE U.S. SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR RIGHTS CERTIFICATE MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE MUST BE RECEIVED, AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS, BY THE U.S. SUBSCRIPTION AGENT ON OR BEFORE THE U.S. EXPIRATION TIME. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME WILL EXPIRE.

1. Exercise of Rights.
     To exercise the Rights, deliver your properly completed and executed Subscription Rights Certificate, together with payment in full of the Subscription Price for each share of Common Stock subscribed for, to the U.S. Subscription Agent prior to the U.S. Expiration Time (unless complying with the guaranteed delivery procedures described below).
     Payment of the Subscription Price must be made for the full number of shares of Common Stock being subscribed for, by check or cashier’s check drawn upon a U.S. bank, or postal, telegraphic or express money order, in each case, payable to Computershare, as U.S. Subscription Agent, or by wire transfer of immediately available funds to the account maintained by the U.S. Subscription Agent for such purpose at Harris Trust and Savings Bank, Chicago, IL, ABA # 071 000 288, for further credit to account number 2254050 of Computershare, Ref: CanArgo Energy Corporation — Rights Offering —[name of U.S. Rights holder]. Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by wire transfer. Payments of the Subscription Price will be deemed to have been received by the U.S. Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the U.S. Subscription Agent of any certified check, cashier’s check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order, or (iii) receipt of collected funds in the U.S. Subscription Agent’s account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the U.S. Expiration Time to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier’s check, money order or wire transfer of funds. Please note, however, that all exercises of the Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of the Rights. A holder should thus not exercise the Rights unless certain that it wishes to purchase additional shares of Common Stock at the Subscription Price of $0.10 per full share.
     If you subscribe for less than all of the Rights, the U.S. Subscription Agent will issue a new Subscription Rights Certificate in your name with respect to the unexercised Rights. You should be aware that if you choose to exercise less than all of the Rights, you may not receive a new Subscription Rights Certificate in sufficient time to exercise, assign, transfer or sell the remaining Rights.
     If you do not indicate the number of Rights being exercised, or do not forward full payment of the total Subscription Price payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Rights that may be exercised with the aggregate Subscription Price payment you delivered to the U.S. Subscription Agent. If you subscribe for fewer than all of the shares represented by the Subscription Rights Certificate and do not indicate in box” E” below that you want a new Subscription Rights Certificate evidencing any unexercised Rights delivered to you or to someone else, you will be deemed to have elected not to subscribe for the remaining shares represented by the Subscription Rights Certificate, after which the remaining shares shall be purchased by the Standby Underwriters.
     The Subscription Rights Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below), must be delivered by mail, by hand or by overnight courier to the U.S. Subscription Agent at the following address:
U.S. Subscription Agent:
Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021

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     The address and telephone numbers of the U.S. Subscription Agent for inquiries, information or requests for additional documentation with respect to the Rights or the Rights Offering are as follows:
Computershare
350 Indiana Street, Suite 800
Golden, CO 80401
(303) 262-0600 (phone)
Call toll-free: (800) 962-4284
Fax: (303) 262-0609
     If you wish to exercise your Rights, but you do not have sufficient time to deliver the Subscription Rights Certificate evidencing your Rights to the U.S. Subscription Agent prior to the Expiration Time, you may cause a written guarantee substantially in the form enclosed herewith (the “Notice of Guaranteed Delivery”) from a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the U.S. Subscription Agent (each of the foregoing being an “Eligible Institution”), to be received by the U.S. Subscription Agent at or prior to the U.S. Expiration Time, together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Rights Certificate, the number of shares of Common Stock being subscribed for pursuant to the exercise of the Rights and must guarantee the delivery to the U.S. Subscription Agent of your properly completed and executed Subscription Rights Certificate within three business days following the date the U.S. Subscription Agent receives the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Rights Certificate must be received by the U.S. Subscription Agent within three business days following the date such Subscription Agent receives the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the U.S. Subscription Agent, at the address, or by calling the telephone number, indicated above.
     Banks, brokers, trusts, depositaries or other nominee holders of the Rights who exercise the Rights on behalf of beneficial owners of Rights will be required to certify to the U.S. Subscription Agent and the Company on a Nominee Holder Certification Form the number of Rights exercised pursuant to the Rights by each beneficial owner of Rights on whose behalf such nominee holder is acting.
2. Conditions to Completion of the Rights Offering.
     There are no conditions to the completion of the Rights Offering other than compliance with all requisite regulatory requirements.
3. Delivery of Shares of Common Stock.
     The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate unless you provide instructions to the contrary in your Subscription Rights Certificate.
     (a) Common Stock. As soon as practicable after the U.S. Expiration Time, the U.S. Subscription Agent will deliver to holders validly exercising Rights the shares of Common Stock purchased pursuant to such exercise unless such stockholders hold their shares in the book entry system maintained by DTC, in which case such holders shall have their shares reflected in appropriate book entries in such book entry system.
     (b) Return of Excess Payments. As soon as practicable after the U.S. Expiration Time, the U.S. Subscription Agent will promptly deliver to each Rights holder any excess funds, without interest or deduction, received in payment of the Subscription Price for each share of Common Stock that is subscribed for by such Rights holder.

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4. To Sell or Transfer Rights.
     If you subscribe for fewer than all of the shares of Common Stock represented by your Subscription Rights Certificate, you may request from the U.S. Subscription Agent a new Subscription Rights Certificate representing your unexercised Rights and then subsequently exercise or sell your unexercised Rights as described below. Alternatively, you may transfer all or a portion of your Rights and request from the U.S. Subscription Agent a new Subscription Rights Certificate representing the Rights that you did not transfer, if any. However, the U.S. Subscription Agent will only facilitate subdivisions or transfers of Subscription Rights Certificates until 5:00 p.m., U.S. Eastern time, on October 21, 2008, three business days prior to the scheduled U.S. Expiration Time. The U.S. Subscription Agent will not issue any Subscription Rights Certificates for unexercised Rights after the U.S. Expiration Time.
     (a) Transfer of All or Less than All Unexercised Rights to One Designated Transferee. To transfer all of your unexercised Rights to a designated transferee or to a broker, dealer or nominee for sale on your behalf, you must so indicate in box “F” and complete Section 2 of your Subscription Rights Certificate. A Subscription Rights Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Subscription Rights Certificate issued. If you wish to transfer less than all of your unexercised Rights to one designated transferee or to a broker, dealer or nominee for sale on your behalf, so indicate in box “F” and complete Section 2 of your Subscription Rights Certificate and the U.S. Subscription Agent will issue a new Subscription Rights Certificate in your name with respect to the unexercised Rights not transferred. In each case, such instructions should be guaranteed by an Eligible Institution. If no such instructions are received, the U.S. Subscription Agent will issue you a new Subscription Rights Certificate evidencing the unexercised Rights not transferred. When completing such instructions, consider that you may only transfer whole Rights and not fractional Rights. If box “F” is checked but Section 2 is not completed, the U.S. Subscription Agent may thereafter treat the bearer of the Subscription Rights Certificate as the absolute owner of all of the Rights evidenced by such Subscription Rights Certificate for all purposes, and neither the U.S. Subscription Agent nor the Company shall be affected by any notice to the contrary.
     (b) Transfer of All or Less than All Unexercised Rights to More than One Designated Transferee. Because only the U.S. Subscription Agent can issue Subscription Rights Certificates, if you wish to transfer all or less than all of the unexercised Rights evidenced by your Subscription Rights Certificate to more than one designated transferee or to more than one broker, dealer or nominee for sale on your behalf, you must first have your Subscription Rights Certificate divided into Subscription Rights Certificates of appropriate denominations by following the instructions in Section 5 below. Each Subscription Rights Certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in Section 4(a) above.
     (c) Sale of All Unexercised Rights Through the U.S. Subscription Agent. If you are a record holder of a Subscription Rights Certificate, you may sell your Rights through the U.S. Subscription Agent.
     To sell unexercised Rights evidenced by a Subscription Rights Certificate through the U.S. Subscription Agent, so indicate by checking box “D” and completing Section 1. IF THE U.S. SUBSCRIPTION AGENT SELLS ANY OF YOUR RIGHTS, SUCH RIGHTS WILL BE DEEMED TO HAVE BEEN SOLD AT THE WEIGHTED AVERAGE NET SALE PRICE OF ALL RIGHTS SOLD BY THE U.S. SUBSCRIPTION AGENT ON THE RELEVANT DATE OF SALE. IF LESS THAN ALL SALES ORDERS RECEIVED BY THE U.S. SUBSCRIPTION AGENT ON A PARTICULAR DATE ARE FILLED, IT WILL PRORATE THE NET PROCEEDS FROM THE SALE OF RIGHTS THAT WERE ABLE TO BE EXECUTED AMONG YOU AND THE OTHER RIGHTS HOLDERS THAT ELECTED TO SELL THEIR RIGHTS ON THAT DATE BASED UPON THE NUMBER OF RIGHTS THAT EACH HOLDER HAS INSTRUCTED THE U.S. SUBSCRIPTION AGENT TO SELL ON SUCH DATE. THE U.S. SUBSCRIPTION AGENT IS REQUIRED TO SELL YOUR RIGHTS ONLY IF IT IS ABLE TO FIND BUYERS. The U.S. Subscription Agent will send the holder by mail a check for the net proceeds from the sale of any Rights sold, less any applicable broker’s commissions, taxes, and other expenses, as soon as practicable following the sale. NO ASSURANCE CAN BE GIVEN THAT A MARKET WILL DEVELOP OR BE MAINTAINED FOR THE RIGHTS OR THAT THE U.S. SUBSCRIPTION AGENT WILL BE ABLE TO SELL ANY RIGHTS. You must have your order to sell your Rights to the U.S. Subscription Agent by 5:00 p.m., U.S. Eastern time, on October 21, 2008, three business days prior to the U.S. Expiration Time. If the U.S. Subscription Agent cannot sell your Rights by 5:00 p.m., U.S. Eastern time, on October 23, 2008, the U.S. Subscription Agent will hold your Subscription Rights Certificate for pick up by you at the U.S. Subscription Agent’s hand delivery address provided above OR mail back to you the Subscription Rights Certificate representing the unsold Rights. We encourage you to review the discussion in the Prospectus under the headings “The Rights Offering—Methods for Transferring and Selling Subscription Rights.”
     (d) Sale of Less than All Unexercised Rights Through the U.S. Subscription Agent. If you desire to sell less than all your unexercised Rights through the U.S. Subscription Agent, you may have your Subscription Rights Certificate divided into Subscription Rights Certificates of appropriate denominations by following the instructions in Section 5 below. The Subscription Rights Certificate evidencing the number of unexercised Rights you intend to sell can then be sold by following the instructions in Section 4(c). When completing such instructions, consider that you may only request that the U.S. Subscription Agent sell whole Rights and not fractional Rights.

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     (e) Sale of Subscription Rights Through a Broker. If you are a beneficial owner of shares of Common Stock on the Record Date or will receive your Rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the Rights Offering. If you wish to sell your Rights through your broker, custodian bank or other nominee, you must deliver your order to sell to your broker, custodian bank or other nominee such that it will be actually received prior to 5:00 p.m., U.S. Eastern time, on October 23, 2008, the last business day prior to the U.S. Expiration Time. If you sell your Rights through your broker, custodian bank or other nominee instead of the U.S. Subscription Agent, your sales proceeds will be the actual sales price of your Rights less any applicable broker’s commission, taxes or other fees, rather than the weighted average net sale price of all Rights sold by the U.S. Subscription Agent on the relevant date described above.
5. To Have a Subscription Rights Certificate Divided Into Smaller Denominations.
     To have your Subscription Rights Certificate divided into smaller denominations, send your Subscription Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided), signed by you, to the U.S. Subscription Agent, allowing a sufficient amount of time for new Subscription Rights Certificates to be issued and returned so that they can be used prior to the Expiration Time. Alternatively, you may assign your unexercised Rights to a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Subscription Rights Certificates are to be issued in a name other than that in which the old Subscription Rights Certificate was issued. A Subscription Rights Certificate may only be divided so that (through rounding or otherwise) you, together with any purchaser or transferee of part of your Rights (if applicable), will not receive a greater number of Rights than those to which you would be entitled if you had not divided your Subscription Rights Certificate. Any instruction to the contrary will be rejected.
6. Delivery of New Subscription Rights Certificate.
     As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive new Subscription Rights Certificate(s) as provided hereunder in time to enable the Rights holder to complete a sale, exercise or transfer by the Expiration Time. Neither the Company nor the U.S. Subscription Agent will be liable to any holder, a transferor or transferee for any such delays.
7. Execution.
     (a) Execution by Registered Holder(s). The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. If the Subscription Rights Certificate is registered in the names of two or more joint owners, all of such owners must sign. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the U.S. Subscription Agent satisfactory evidence of their authority to so act.
     (b) Execution by a Person Other than Registered Holder. If the Subscription Rights Certificate is executed by a person other than the holder named on the face of the Subscription Rights Certificate, proper evidence of authority of the person executing the Subscription Rights Certificate must accompany the same unless the Company dispenses with proof of authority, in its sole and absolute discretion.
     (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you elect: (1) to transfer all or less than all of your unexercised Rights to a designated transferee or to a broker, dealer or nominee for sale on your behalf as specified in Section 4(a), (2) to have the U.S. Subscription Agent sell all of your unexercised Rights, as specified in Section 4(c), unless the proceeds are to be delivered to you in your name, or (3) that the Common Stock to be issued upon exercise of the Rights or any refund check is to be issued in the name of any person other than the Rights holder, or delivered to any person other than the Rights holder.
8. Method Of Delivery.
     The method of delivery of Subscription Rights Certificates and payment of the Subscription Price to the U.S. Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail,

5

properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the U.S. Subscription Agent prior to the Expiration Time.
9.	Special Provisions Relating To The Delivery Of Rights Through The Depository Trust Company and VPS System.
     In the case of holders of Rights that are held of record through The Depository Trust Company (“DTC”), exercises of the Rights may be effected by instructing DTC to transfer Rights from the DTC account of such holder to the DTC account of the U.S. Subscription Agent, together with payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the exercise of the Rights.

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EXHIBIT C
CANARGO ENERGY CORPORATION
NOMINEE HOLDER CERTIFICATION
     The undersigned, a U.S. bank, broker, dealer or other nominee holder of rights (“Rights”) to purchase shares of common stock (“Common Stock”) of CanArgo Energy Corporation (the “Company”), pursuant to the Rights Offering described and provided for in the Company’s accompanying prospectus (the “Prospectus”), hereby certifies to the Company and to Computershare, as U.S. Subscription Agent for the Rights Offering, that the undersigned has subscribed for, on behalf of beneficial owners of Rights (which may include the undersigned), the number of shares of Common Stock specified below, upon the terms and conditions described in the Prospectus (without identifying any such beneficial owner):

	Number of Shares of		Number of Shares of
Beneficial	Common Stock Owned		Common Stock Elected
Holder of	on the Record Date,	Total Rights	to Purchase Upon
Rights	if any	Exercised	Exercise of Rights

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.
Provide the following information if applicable:

Depository Trust Company (“DTC”)
Participant Number

DTC Participant Name

DTC Subscription Confirmation Number(s)

Name and Address of Nominee Holder

By:
Name:
Title:
Dated: _______________________, 2008

EXHIBIT D
FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES
ISSUED BY
CANARGO ENERGY CORPORATION
     THE RIGHTS OFFERING SUBSCRIPTION PERIOD WILL EXPIRE AT 4:00 P.M., U.S. EASTERN TIME, ON OCTOBER 24, 2008, UNLESS CANARGO ENERGY CORPORATION EXTENDS THE RIGHTS OFFERING (SUCH TIME AND DATE WITH RESPECT TO THE EXPIRATION OF THE RIGHTS OFFERING, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).
     This form (this “Notice of Guaranteed Delivery”) must be used to exercise the transferable subscription rights (the “Rights”) to acquire common stock, par value $0.10 per share (“Common Stock”), of CanArgo Energy Corporation, a Delaware corporation (the “Company”), pursuant to the rights offering (the “Rights Offering”) described in the Company’s accompanying prospectus, dated •, 2008 (the “Prospectus”), if a holder of Rights cannot deliver the subscription rights certificates evidencing the Rights (the “Subscription Rights Certificates”) to Computershare, the U.S. Subscription Agent for the Rights Offering (the “U.S. Subscription Agent”), at or prior to the Expiration Time. Such form must be delivered by hand or sent by facsimile transmission or mail to the U.S. Subscription Agent, and must be received by such Subscription Agent at or prior to the Expiration Time. See the discussion set forth under “The Rights Offering” in the Prospectus.
     Each Right will allow you to subscribe for one (1) share of Common Stock. Payment of the subscription price of $0.10 per full share of Common Stock (the “Subscription Price”) subscribed for upon exercise of the Rights must be received by the U.S. Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Time even if the Subscription Rights Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. See the discussion set forth under “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.
     The addresses and the phone and facsimile numbers of the U.S. Subscription Agent are:

If by Mail to:
Computershare
P.O. Box 1596
Denver, CO 80201-1596

If by Hand or Overnight Courier to:
Computershare
350 Indiana Street, Suite 800
Golden, CO 80401
(303) 262-0600 (phone)

By Facsimile Transmission (Eligible Institutions Only)
(303) 262-0609

Confirm Facsimile Receipt by Telephone:
(303) 262-0600
     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the U.S. Subscription Agent at the above address, or by facsimile transmission, before the Expiration Time. Deliveries to the Company, or the Manager will not be forwarded to the U.S. Subscription Agent and therefore will not constitute a valid delivery. In addition, deliveries to The Depository Trust Company or VPS System in Norway will not constitute a valid delivery to the U.S. Subscription Agent.
     If you have questions, or need assistance or additional documentation with respect to the Rights, please contact Computershare. The address and telephone numbers for Computershare for these purposes are as follows:
Computershare
350 Indiana Street, Suite 800
Golden, CO 80401
(303) 262-0600 (phone)
Call toll-free: (800) 962-4284
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Subscription Rights Certificate is required to be guaranteed by an Eligible Guarantor Institution (as defined below) under the instructions to the Subscription Rights Certificate, the signature guarantee must appear in the applicable space provided in the signature box on the Subscription Rights Certificate.

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Ladies and Gentlemen:
     The undersigned hereby represents that it is the holder of Subscription Rights Certificate(s) representing                      Rights and that such Subscription Rights Certificate(s) cannot be delivered to the U.S. Subscription Agent at or before the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Rights to subscribe for shares of Common Stock represented by such Subscription Rights Certificate(s) pursuant to the guaranteed delivery procedures set forth in the Prospectus. The undersigned understands that payment of the Subscription Price of $0.10 per full share of Common Stock subscribed for must be received by the U.S. Subscription Agent at or before the Expiration Time:
Number of Shares Subscribed for:
Payment in the aggregate:

☐	is being delivered to the U.S. Subscription Agent herewith; or

☐	has been delivered separately to the U.S. Subscription Agent, and was delivered in the manner set forth below (check appropriate box and complete information relating thereto);

	☐	certified check

	☐	uncertified check (payment by uncertified check will not be deemed to have been received by the U.S. Subscription Agent until such check has cleared. Holders paying by uncertified check are urged to make payment sufficiently in advance of the Expiration Time to ensure that payment clears by such date.)

	☐	bank draft (cashier’s check)

	☐	money order
Name of maker:
Date of check or draft or money order number:
Bank on which check is drawn or issuer of money order:

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     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.
(Please Type or Print Except for Signature(s))
Subscription Rights Certificate Nos. (if available):

Name(s) of record holder(s) of Subscription Rights Certificate:

Address(es):

(Include Zip Code)
Telephone Number, including Area Code:

Signature(s) of record holder or authorized signatory:

Date:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:
Name:

Capacity:

Address (including Zip Code):

Telephone Number:

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GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a member firm of a registered national securities exchange or member of the Financial Industry Regulatory Authority, Inc., commercial bank or trust company having an office or correspondent in the United States, or another Eligible Guarantor Institution as defined in Rule 17Ad-15 under the U.S. Securities Exchange Act of 1934, as amended (each, an “Eligible Guarantor Institution”), hereby guarantees that within three business days from the date of receipt by the U.S. Subscription Agent of this Notice of Guaranteed Delivery, the undersigned will deliver to the U.S. Subscription Agent the Subscription Rights Certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents.
(Please Type or Print Except for Signature)
Name of Firm:

Authorized Signature:

Name:

Title:

Address:

(Include Zip Code)
Telephone Number, including Area Code:

Dated:                     , 2008
The institution that completes this form must communicate the guarantee to the U.S. Subscription Agent and must deliver the Subscription Rights Certificates to the U.S. Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.
DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES WITH THIS FORM

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